                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                                November 12, 1997

                                    KTI, INC.
               (Exact name of Registrant as specified in Charter)


       New Jersey                    33-85234              22-2665282
(State or other juris-             (Commission           (IRS Employer
diction of incorporation)          File Number)           Identification
                                                          Number)


7000 Boulevard East, Guttenberg, New Jersey                   07093
(Address of principal executive office)                     (Zip Code)


Registrant's telephone number including area code- (201) 854-7777


                                 Not Applicable
         (Former name and former address, as changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On September 30, 1997, KTI, Inc., a New Jersey corporation (the Company or the Registrant) exercised its option to purchase an additional 14.8% limited partnership interest in Penobscot Energy Recovery Company, Limited Partnership, a Maine limited partnership ("PERC") from The Prudential Insurance Company of America for $2.1 million in cash.

         With this purchase, the Company's interest in PERC has increased to 71.3%. Energy National, Inc., a subsidiary of NRG Energy holds the remaining 28.7% interest in PERC, 3% as a general partner and 25.7% as a limited partner.

         PERC is located in Orrington, Maine and owns a 25 megawatt waste to energy power generating plant. Power is produced by processing approximately 250,000 tons of municipal solid waste received from 230 communities in Maine. The power is sold to Bangor Hydro-Electric Company under a long term power supply contract. PERC had $30.3 million of revenue and $6.1 million of net income in 1996. For the nine months ended on September 30, 1997, PERC had revenue of $23.8 million and net income of $5.2 million.

         ITEM 7. EXHIBITS

         (c) Exhibits.

         Exhibit Number        Description
         --------------        -----------

         4.1                   News release dated November 13, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           KTI, Inc.
                                           (the Registrant)



Dated:  November 17, 1997                  By:  /s/ Martin J. Sergi
                                                --------------------------------
                                           Name:  Martin J. Sergi
                                           Title: President